                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                MCN CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


NOTICE OF 1995
ANNUAL MEETING
AND
PROXY STATEMENT


                MCN Corporation

                                    CONTENTS

                                                                                        PAGE
                                                                                        ----
Letter from the Chairman.............................................................     3

Notice of 1995 Annual Meeting of Shareholders........................................     4

Proxy Statement......................................................................     5
  Proposal 1 -- Election of Directors................................................     5
  Meetings and Committees of the MCN Board...........................................    10
  Beneficial Security Ownership of Directors, Nominees and Executive Officers........    11

  Compensation of Directors and Executive Officers...................................    12
     Directors' Compensation.........................................................    12
     Executives' Compensation........................................................    13
     Other Compensation Matters......................................................    14

  Report of the Compensation Committee of The Board of Directors on Executive
     Compensation....................................................................    18

  Performance Graph..................................................................    23

  Proposal 2 -- Approval to amend the MCN Corporation Stock Incentive Plan to
                Increase the number of shares of MCN Common Stock authorized to be
                issued under the Plan................................................    24

  Proposal 3 -- Selection of Auditors................................................    25

  Other Proxy Matters................................................................    25

              Alfred R. Glancy III
              Chairman, President and Chief Executive Officer

              MCN Corporation                           500 Griswold Street
                                                        Detroit, Michigan 48226

[MCN LOGO]

              March 2, 1995

              To our Shareholders:

                   You are cordially invited to attend the 1995 Annual Meeting of Shareholders of MCN Corporation which will be held at the Company's headquarters in Detroit, Michigan on Thursday, April 27, 1995 at 1:00 p.m. Eastern Daylight Saving Time. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

                   If you plan to attend the meeting, please mark the
              appropriate box on the proxy card to request an attendance card for the Annual Meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

                   Along with the other members of the Board of Directors, I
              look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

                  Sincerely,

                  /s/ A. R. Glancy

NOTICE OF MCN CORPORATION'S 1995 ANNUAL MEETING OF SHAREHOLDERS
- --------------------------------------------------------------------------------

1:00 p.m., April 27, 1995
Guardian Building, 32nd Floor Auditorium
500 Griswold St.
Detroit, Michigan 48226
- --------------------------------------------------------------------------------

March 2, 1995

To our Shareholders:

     MCN Corporation's 1995 Annual Meeting of shareholders will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold Street, Detroit, Michigan on Thursday, April 27, 1995 at 1:00 p.m., Eastern Daylight Saving Time. Shareholders will act on the following matters:

     (1) To elect four directors to serve for terms of three years each;

     (2) To approve an amendment to the MCN Corporation Stock Incentive Plan to increase the number of shares of MCN Common Stock authorized to be issued under the plan;

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1995; and

     (4) To transact such other business as may properly come before the Annual Meeting, or any adjournments thereof.

     Shareholders of record at the close of business on February 27, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

[SIGNATURE]

DANIEL L. SCHIFFER
Vice President, General Counsel
and Secretary

                                     [LOGO]

                                PROXY STATEMENT

     The Board of Directors of MCN Corporation (the "MCN Board") solicits your proxy for use at the Annual Meeting of Shareholders of MCN Corporation ("MCN" or the "Company") to be held on Thursday, April 27, 1995 at 1:00 p.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning on March 3, 1995.

     As of February 27, 1995, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 59,986,300 outstanding shares of MCN common stock, $.01 par value ("MCN Common Stock"). Each outstanding share is entitled to one vote on all matters which may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of MCN in writing before the proxy is exercised, or by delivering to the Secretary of MCN a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     The MCN Board consists of ten members divided into three classes, with the term of each director expiring at the Annual Meeting of MCN in the year indicated below. Generally, one-third of the MCN Board is elected each year.

     Unless otherwise instructed on the proxy card, the proxy holders intend to vote for the election of Thomas H. Jeffs II, Arthur L. Johnson, Dale A. Johnson and William K. McCrackin to three-year terms as directors. Each of the nominees is a current member of the MCN Board. The MCN Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the MCN Board may select a substitute nominee and, in that event, the proxy will be voted for the person so selected. The remaining six directors will continue to serve in accordance with their previous elections.

     Information concerning the four directors nominated for a term of three years, and the six continuing MCN Board members, is set forth on pages 6 through 9.

   NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 1998
- --------------------------------------------------------------------------------
                THOMAS H. JEFFS II, 56, DIRECTOR SINCE 1991
  [PHOTO]       Member: Compensation Committee, Corporate Responsibility
                Committee
                Attendance: 83% of Board and Committee Meetings

                Mr. Jeffs has been President and Chief Operating Officer of NBD Bancorp, Inc. and its principal subsidiary, NBD Bank, since January 1994. He previously served as Vice Chairman of NBD Bancorp, Inc. and NBD Bank from 1985 through December 1993. Mr. Jeffs is a Director of NBD Bancorp, Inc., NBD Bank, and MasterCard International, Inc.

He is a Director and Executive Committee member of the Highway Users Federation. He is also a Director of New Detroit, Inc. and The Economic Club of Detroit. Mr. Jeffs serves as Vice Chairman and a member of the Executive Committee of the Detroit Symphony Orchestra Hall, Inc. He is a member of the Visiting Committee of the University of Michigan, School of Business Administration and The
Bankers' Roundtable.
- --------------------------------------------------------------------------------
                ARTHUR L. JOHNSON, 69, DIRECTOR SINCE 1988
  [PHOTO]       Member: Audit Committee, Corporate Responsibility Committee
                Attendance: 100% of Board and Committee Meetings

                Mr. Johnson has been Senior Vice President for University Relations at Wayne State University ("WSU") since 1992 and has been a tenured Professor of Educational Sociology since 1972. He was Vice President for Community Relations at WSU from 1979 to 1992.

                Mr. Johnson is the Treasurer and a Director of Comprehensive Health Services of Detroit and Vice Chairman of New Detroit,
Inc. He is a Trustee of the Founders Society of the Detroit Institutes of Arts. Mr. Johnson is also a Director of the Detroit Symphony Orchestra Hall, Inc., American Symphony Orchestra League, Public Broadcasting Service and Detroit Public Television.

   NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 1998
- --------------------------------------------------------------------------------
                DALE A. JOHNSON, 57, DIRECTOR SINCE 1992
[PHOTO]         Chairman: Compensation Committee
                Member: Finance Committee
                Attendance: 92% of Board and Committee Meetings

                Mr. Johnson has been Chairman and Chief Executive Officer of SPX Corporation since 1991. He previously served as President and Chief Executive Officer of SPX Corporation from 1990 to 1991, and as its President and Chief Operating Officer from 1988 to 1990. SPX Corporation designs, manufactures and markets specialty service tools and engineered components for the global motor vehicle industry.

Mr. Johnson is a Director of SPX Corporation and Douglas & Lomason Company. He
is the past Chairman of the Motor Equipment Manufacturing Association, Chairman
of the Michigan Manufacturing Association and a Trustee of the Muskegon County Community Foundation.
- --------------------------------------------------------------------------------
                WILLIAM K. MCCRACKIN, 61, DIRECTOR SINCE 1988
[PHOTO]         Attendance: 100% of Board Meetings

                Mr. McCrackin has been Vice Chairman and Chief Financial Officer of MCN since August 1988 and Treasurer from August 1988 to September 1992. Mr. McCrackin served as Vice Chairman of Michigan Consolidated Gas Company ("MichCon") from 1986 until September 1992 and as Chief Financial Officer of MichCon from 1985 until September 1992. He has been a Director of MCN
Investment Corporation ("MCNIC") since 1988 and a Director of MichCon since
1984.

Mr. McCrackin is currently a Trustee and Chairman of the Detroit Science Center. He is a Director and Vice Chairman of Junior Achievement of Southeastern Michigan and a life member of the NAACP. Mr. McCrackin is also a Director of the Greater Detroit Capital Corporation and the United Way for Southeastern Michigan.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1997
- --------------------------------------------------------------------------------
                ALFRED R. GLANCY III, 57, DIRECTOR SINCE 1988
  [PHOTO]       Attendance: 100% of Board Meetings

                Mr. Glancy has been Chairman and Chief Executive Officer of MCN since August 1988 and President since September 1992. He has been Chairman of MCNIC since 1988. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief Executive Officer from 1984 until September 1992. He has been a Director of MichCon since 1981. Mr. Glancy is also a Director of MLX Corp., NBD Bancorp, Inc. and NBD Bank.

Mr. Glancy is Chairman of The Detroit Medical Center, Detroit Renaissance, Inc. and Detroit Symphony Orchestra Hall, Inc. He is a Vice Chairman of the United
Way for Southeastern Michigan and Trustee of the Founders Society of the Detroit Institute of Arts. He is also a Director of Detroit Economic Growth Corporation, American Gas Association, Community Foundation for Southeastern Michigan, New Detroit, Inc., Citizens Research Council of Michigan, Greater Detroit Chamber of Commerce, Michigan Cancer Foundation and the Hudson-Webber Foundation. He is
Vice Chairman of UNICO Investment in Seattle, Washington.
- --------------------------------------------------------------------------------
                FRANK M. HENNESSEY, 56, DIRECTOR SINCE 1988
  [PHOTO]       Chairman: Audit Committee
                Member: Finance Committee
                Attendance: 100% of Board and Committee Meetings

                Mr. Hennessey has been President, Chief Executive Officer and Director since December 1990 of Emco Limited, a leading Canadian manufacturer and distributor of plumbing-related products, roofing and other building products. He is also a Vice President for Strategic Planning at Masco Corporation. In addition, Mr. Hennessey is the former President, Chief Executive
Officer and Director of the Handleman Company, having served as President and Director from 1981 to December 1989 and Chief Executive Officer from March 1988 to December 1989.

Mr. Hennessey is a Trustee and Treasurer of the Hudson-Webber Foundation and a Director of New Detroit, Inc. Mr. Hennessey is a Director of the United Way for Southeastern Michigan; Habitat for Humanity, Canada; and the Citizens Research Council of Michigan as well as a member of the Board and Treasurer of the
Greater Detroit and Windsor Japan-America Society.
- --------------------------------------------------------------------------------
                HOWARD F. SIMS, 61, DIRECTOR SINCE 1988
  [PHOTO]       Chairman: Corporate Responsibility Committee
                Member: Finance Committee
                Attendance: 100% of Board and Committee Meetings

                Mr. Sims is Chairman and Chief Executive Officer of Sims-Varner & Associates, Inc., an architectural design firm, and has been a practicing architect since 1963. He is Chairman of SV Corporation of Detroit. Mr. Sims serves as a Director of Comerica Incorporated.

Mr. Sims is a Director of NICO Ventures, Citizens Research Council of Michigan, Greater Detroit Area Health Council, Detroit Economic Growth Corporation and the United Way of Southeast Michigan. He is a Trustee of the Kellogg Foundation, Michigan Cancer Foundation, Oakland University and WTVS. Mr. Sims is a member of the Executive Board of the Detroit Area Council, Boy Scouts of America; and a life member of the NAACP.

                CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 1996
- --------------------------------------------------------------------------------
                STEPHEN E. EWING, 51, DIRECTOR SINCE 1988
  [PHOTO]       Attendance: 100% of Board Meetings

                Mr. Ewing has been President of MichCon since 1985, Chief Executive Officer since September 1992 and Chief Operating Officer from 1985 to September 1992. He previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. Mr. Ewing has been a Director of MichCon since 1984.

Mr. Ewing is the Chairman of United Way's Capital Fund Committee and past
Chairman of the Metropolitan Affairs Corporation and the Midwest Gas
Association. He is a board member of the Michigan First, Michigan Opera Theater and United Way's Advisory Board. Mr. Ewing is also a member of Leadership
Detroit, Boy Scouts of America's Detroit Area Advisory Council, and a life member of the NAACP.
- --------------------------------------------------------------------------------
                ROGER FRIDHOLM, 54, DIRECTOR SINCE 1988
  [PHOTO]       Chairman: Finance Committee
                Member: Audit Committee
                Attendance: 93% of Board and Committee Meetings

                Mr. Fridholm has been President of the St. Clair Group, a private investment company, since 1991. He previously served as President and Chief Executive
                Officer of Of Counsel, Enterprises, Inc. from February through July 1994 and as Senior Vice President of Corporate Development
of Kelly Services, Inc. from March 1992 through January 1994. He was President and Chief Operating Officer of The Stroh Brewery Company from 1979 to 1991.

Mr. Fridholm serves as a Director of The Stroh Brewery Company, Comerica Bank-Detroit, and the Dana Corporation. He is also a Trustee of the Henry Ford Health System.

- --------------------------------------------------------------------------------
                HELEN O. PETRAUSKAS, 51, DIRECTOR SINCE 1990
  [PHOTO]       Member: Audit Committee, Compensation Committee
                Attendance: 93% of Board and Committee Meetings

                Ms. Petrauskas has been Vice President for Environmental and Safety Engineering with Ford Motor Company since 1983. She is a Director of The Sherwin-Williams Company and the International Institute of Detroit and a member of the Society of Automotive Engineers. Ms. Petrauskas is also on the Advisory Boards of the Center for Risk Analysis, Harvard School
of Public Health, and Resources for the Future in Washington, D.C.

MEETINGS AND COMMITTEES OF THE MCN BOARD

     The MCN Board held eight regular meetings and two special meetings during 1994. A majority of directors attended all meetings of the Board. The MCN Board has the following standing committees.

     AUDIT COMMITTEE -- The Audit Committee, which held three meetings during 1994, recommends to the MCN Board the selection of independent auditors; reviews the scope of audit procedures and the results of the respective audits and recommendations to management; reviews auditors' fees, annual financial statements, adequacy of internal audit procedures and results of those procedures; and reviews MCN's policies relating to business conduct.

     COMPENSATION COMMITTEE -- The Compensation Committee held one meeting during 1994. Subject to MCN Board approval, the Compensation Committee establishes the salaries and other direct compensation for officers of MCN, MichCon and MCNIC; and reviews the salary policies for other officers, management and supervisory personnel.

     FINANCE COMMITTEE -- The Finance Committee held two meetings during 1994. The Finance Committee reviews and consults with management and makes recommendations to the MCN Board regarding the financial affairs of MCN and its subsidiaries, including the review of financial plans, recommendations regarding the timing and amount of securities to be issued, and investment policies of the trusteed benefit plans and other corporate funds.

     CORPORATE RESPONSIBILITY COMMITTEE -- The Corporate Responsibility Committee, which held two meetings during 1994, consults with management regarding corporate contributions and contributions from the MichCon Foundation, reviews and recommends to the MCN Board an annual corporate contribution budget, and conceives and recommends programs to assure that MCN and its subsidiaries carry out their respective corporate responsibilities in an effective and efficient manner.

BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table includes MCN Common Stock and stock-based holdings, as of February 27, 1995, of the Company's chief executive officer and its four most highly-compensated executive officers in 1994 (collectively, the "Named
Executive Officers") and its directors.
- --------------------------------------------------------------------------------
                  COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
- --------------------------------------------------------------------------------

                                                       COMMON STOCK
                                                         OWNERSHIP
                                                   ---------------------        STOCK
                      NAME                         AMOUNT(1)     PERCENT    EQUIVALENTS(2)     TOTAL
- -------------------------------------------------  ---------     -------    --------------    -------
Alfred R. Glancy III.............................   276,733(3)      .5%         103,086       379,819
Rai P. K. Bhargava...............................    26,299(3)       *           42,360        68,659
Stephen E. Ewing.................................    46,029(3)      .1%          57,000       103,029
William K. McCrackin.............................    45,106(3)      .1%          52,340        97,446
Daniel L. Schiffer...............................    18,220(3)       *           27,600        45,820
Roger Fridholm...................................    10,600(4)       *               --        10,600
Frank M. Hennessey...............................     8,895          *               --         8,895
Thomas H. Jeffs II...............................     2,000          *               --         2,000
Arthur L. Johnson................................     1,241          *               --         1,241
Dale A. Johnson..................................     2,600          *               --         2,600
Helen O. Petrauskas..............................       647          *               --           647
Howard F. Sims...................................     1,652          *               --         1,652
Directors and executive officers as a group......   440,022         .7%         282,386       722,408

- -------------------------
* Less than 0.1%

(1) This column lists voting securities, including shares of restricted stock in which the beneficial owners have voting power but do not have investment power until the shares vest. In many instances, voting power and investment power are shared with another as joint tenants.

(2) This column includes the non-voting common stock equivalents, such as performance units and deferred stock units under the MCN Corporation Mandatory Deferred Compensation Plan.

(3) Includes shares held in the MichCon Savings and Stock Ownership Plan (the "Savings Plan"). The beneficial owners of the shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provision of the Savings Plan.

(4) Includes 3,200 shares held in the St. Clair Charitable Trust, of which Roger Fridholm is a Trustee. Mr. Fridholm has shared voting and investment power on these shares.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In 1995, the Compensation Committee of the MCN Board approved stock ownership guidelines for all executives and external directors to formalize its policy of encouraging share ownership by officers and directors. The guidelines require the Chairman & CEO to own stock with a value at least five times annual salary. Other executive and director stock ownership guidelines range from one to three times salary or retainer fee, depending on their level, with the expectation that the shares required to at least minimally meet the guidelines will be acquired over a period of five years. At February 27, 1995, 58% of the Named Executive Officers and directors meet or exceed the guidelines. The comparable percentage for all MCN, MichCon and MCNIC officers and directors is 79%. The average stockholdings at February 27, 1995 for the Named Executive Officers and directors as a multiple of salary or retainer fee is 5.3 times. The comparable relationship for all MCN, MichCon and MCNIC officers and directors is
4.4 times at February 27, 1995.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     Officers of MCN or its subsidiaries who serve on the MCN Board do not receive any additional compensation for service as directors. However, directors of MCN who are not employees of MCN or its subsidiaries ("Non-officer Directors") receive an annual fee of $18,000. In addition, MCN's Non-officer Directors receive 200 restricted shares of MCN Common Stock annually. Non-officer Directors are also paid a fee of $750 for attendance at each MCN Board and committee meeting. Non-officer Directors are eligible to participate in a plan which provides for deferral of all or part of their annual fee, with interest accrued on amounts deferred. The deferral plan also includes a pre-retirement survivor benefit which provides the participant's beneficiary with a payment equal to the present value of any deferrals that would have been made prior to normal retirement. It is anticipated that future increases in Non-officer Director compensation will be primarily through additional restricted shares of MCN Common Stock.

     Non-officer Directors also participate in the Supplemental Death Benefit and Retirement Income Plan. Under the plan, if a Non-officer Director dies while in office, the director's surviving spouse is entitled to a lump-sum payment of $100,000. This plan also provides that in the event a Non-officer Director holds office until reaching age 65 and thereafter ceases to hold office, the director can elect to receive either (i) a supplemental retirement benefit of $10,000 annually for each of the ten years following the date the director ceased to hold office, or (ii) a postretirement death benefit of $100,000 payable solely to the director's surviving spouse upon the director's death.

EXECUTIVES' COMPENSATION

     The following table sets forth the aggregate compensation paid or awarded for performance from 1992 through 1994 to the Named Executive Officers of MCN.
- --------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                      ANNUAL COMPENSATION(1)           ALL OTHER
                                                                    --------------------------       COMPENSATION
              NAME AND PRINCIPAL POSITION                 YEAR      SALARY($)      BONUS($)(2)          ($)(3)
- --------------------------------------------------------  ----      ---------      -----------      ---------------
A. R. GLANCY III........................................  1994       445,000         268,000             26,700
  Chairman, President, & Chief                            1993       430,000         166,900             22,933
  Executive Officer                                       1992       421,250         180,600             21,063
S. E. EWING.............................................  1994       319,375         112,200             15,969
  President & Chief                                       1993       310,000         104,900             15,500
  Executive Officer, MichCon                              1992       295,000         111,600             14,750
W. K. MCCRACKIN.........................................  1994       280,625         130,000             16,837
  Vice Chairman &                                         1993       275,000          91,500             14,666
  Chief Financial Officer                                 1992       272,000          99,000             13,600
R. P. K. BHARGAVA.......................................  1994       190,000         175,000              8,750
  President & Chief                                       1993       164,000          61,000              7,721
  Executive Officer, MCNIC                                1992       142,700          41,300              7,300
D. L. SCHIFFER..........................................  1994       165,525          65,000              8,712
  Vice President,                                         1993       158,650          44,400              7,901
  General Counsel & Secretary                             1992       152,075          41,300              7,505

- -------------------------
(1) Includes amounts received or deferred.

(2) Amounts under the MCN Corporation Annual Performance Plan are shown for the year upon which performance is measured. They are paid in February or March of the subsequent year.

(3) Amounts shown in this column represent the Company's contributions to defined contribution plans.

Note: The following table reflects the aggregate restricted stock holdings, from previous years awards, for the Named Executive Officers, the value of the aggregate shares as of the date of grant and as of December 31, 1994, and the number of shares that vested in 1994:

                                                NON-VESTED SHARES AT
                                                  DECEMBER 31, 1994
                                       ---------------------------------------
                                                     VALUE --       VALUE --      SHARES(#)
                                       AGGREGATE     DATE OF      DECEMBER 31,     VESTED
                                       SHARES(#)     GRANT($)       1994($)        IN 1994
                                       ---------    ----------    ------------    ---------
     A. R. Glancy III................    39,000     $  414,125     $  702,000       20,000
     S. E. Ewing.....................    27,300        289,888        491,400       14,000
     W. K. McCrackin.................    25,740        273,323        463,320       13,200
     R. P. K. Bhargava...............     7,800         82,825        140,400        4,000
     D. L. Schiffer..................     7,800         82,825        140,400        4,000
     Executive officers as a group...   107,640      1,142,986      1,937,520       55,200

     This table does not include the performance units awarded under the Company's long-term incentive plan described on page 14.

     Beginning with the 1992 performance year, the Company revised its Stock Incentive Plan replacing restricted stock awards with performance units. Performance units are awarded in February subsequent to the year upon which performance is measured. Performance units awarded for the 1994 performance year to the Named Executive Officers are indicated in the table below.
- --------------------------------------------------------------------------------

              LONG-TERM INCENTIVE PLAN -- AWARDS FOR THE YEAR 1994
- --------------------------------------------------------------------------------

                                                PERFORMANCE
                                                 OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERIOD         NON-STOCK PRICE-BASED PLANS
                                                   UNTIL       -------------------------------
                                   NUMBER OF    MATURATION     THRESHOLD    TARGET    MAXIMUM
                   NAME            UNITS(#)      OR PAYOUT        (#)        (#)        (#)
          -----------------------  ---------    -----------    ---------    ------    --------
          A. R. Glancy III.......    32,000      3 years           0        32,000      64,000
          S. E. Ewing............    18,000      3 years           0        18,000      36,000
          W. K. McCrackin........    16,000      3 years           0        16,000      32,000
          R. P. K. Bhargava......    14,000      3 years           0        14,000      28,000
          D. L. Schiffer.........    10,000      3 years           0        10,000      20,000

Each performance unit is equivalent to a share of MCN Common Stock. The performance units initially granted are based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies (identified in footnote 1 of the Report of the Compensation Committee on page 18) over the same period. Once initially granted, regular dividend equivalents are paid on those performance units. The initial grants are adjusted upward or downward after a three year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. The final grant, which is expected to be paid 50% in cash and 50% in MCN Common Stock, will range from zero to 200% of the initial grant and the stock must be held, except for extraordinary circumstances, so long as the recipient is employed by the Company.

OTHER COMPENSATION MATTERS

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     MCN entered into Change of Control Employment Agreements with its Named Executive Officers and other officers during 1990. Change of control is defined in the agreements as any of the following: (1) the acquisition of beneficial ownership of 20% or more of the outstanding voting securities of the Company,
(2) the appointment or election of new directors to the Company's Board which causes the existing directors to no longer constitute at least a majority of the Company's Board, (3) a reorganization, merger or consolidation in which the beneficial owners of the outstanding voting securities have a beneficial interest of less than 60% of the common stock or outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, or (4) a complete liquidation or dissolution of the Company. The agreements generally have a term of three years beginning with the change of control, obligate the officer to continue to serve MCN in the officer's then current capacity, require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provide for the vesting of various unfunded benefits. These unfunded benefits include the Supplemental Retirement Plan discussed on page 16, the Supplemental Death Benefit and Retirement Income Plan discussed on page 17 and the Supplemental Savings Plan, which permits certain key executives to defer income and be credited with matching contributions to the extent that would otherwise be permitted under the Savings Plan but for limitations imposed by Federal tax law on tax-qualified savings plans. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the executive as a result of any payments received under the agreement and provide three years of continued participation in MCN's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MCN for "good cause" or by the officer without "good reason" both as defined in the agreements, or by death or disability.

SPECIAL RETENTION AGREEMENT

     Early in 1995, the MCN Board authorized an eight year retention agreement with Mr. Bhargava, the President and Chief Executive Officer of MCNIC. Mr. Bhargava is the executive officer who is expected to manage and grow the Company's diversified business ("Diversified Services") in order to produce a significant portion of the growth in shareholder value inherent in the Company's strategic direction. The retention agreement is intended to encourage the attainment of short-term and long-term financial goals and discourage alternative offers of employment. Recognizing the entrepreneurial nature of Diversified Services, the agreement is also intended to provide Mr. Bhargava with the economic equivalent of an equity stake in its affairs.

     Specifically, Mr. Bhargava will receive annual restricted stock awards equivalent to 5% of the net income that is in excess of the threshold return on equity ("ROE"), but less than the target ROE, plus 3% of net income in excess of the target ROE. If earnings are below the threshold ROE levels, then no award is paid. In 1995, the threshold and target ROE levels are 11% and 14%, respectively, and 12% and 15%, thereafter. Annual awards are limited to 1.5% of net income and total awards payable under the agreement are limited to $4,000,000, subject to increase at the discretion of the MCN Board. Dividends will be paid on the shares of restricted stock awarded and the shares will vest at the end of eight years.

     The awards of restricted stock are generally forfeitable if Mr. Bhargava leaves the Company prior to the end of the contract term. The restricted shares awarded immediately vest under specified circumstances, including Mr. Bhargava's death, permanent disability, or involuntarily termination without cause.

INDEBTEDNESS OF MANAGEMENT

     In order to encourage executives to maintain their holdings in shares purchased under the MCN Stock Option Plan, which was replaced by the MCN Stock Incentive Plan in May 1989, the Company provided loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in conjunction with the exercise of stock options in 1992. The loan, at the then current interest rate of 4.43%, covered a maximum outstanding amount of $1,159,738, including interest, during 1994. A balance of $1,053,598, including interest, was outstanding as of December 31, 1994. The loan is secured by 169,628 shares of MCN Common Stock with a year-end market value of $3,053,304.

RETIREMENT PLANS
- --------------------------------------------------------------------------------

                               PENSION PLAN TABLE
- --------------------------------------------------------------------------------

                                            ANNUAL RETIREMENT BENEFIT FOR YEARS OF SERVICE
                                 --------------------------------------------------------------------
 FINAL AVERAGE                      15          20          25          30          35          40
ANNUAL EARNINGS                   YEARS       YEARS       YEARS       YEARS       YEARS       YEARS
- ---------------                  --------    --------    --------    --------    --------    --------
  $150,000....................   $ 41,000    $ 54,700    $ 68,400    $ 82,100    $ 95,700    $105,700
   200,000....................     54,800      73,000      91,300     109,500     127,800     141,000
   250,000....................     68,500      91,300     114,100     137,000     159,800     176,400
   300,000....................     82,200     109,600     137,000     164,400     191,800     211,700
   350,000....................     95,900     127,900     159,900     191,900     223,800     247,100
   400,000....................    109,700     146,200     182,800     219,300     255,900     282,400
   450,000....................    123,400     164,500     205,600     246,800     287,900     317,800
   500,000....................    137,100     182,800     228,500     274,200     319,900     353,100
   550,000....................    181,300     241,800     276,100     301,600     351,900     388,500
   600,000....................    197,800     263,800     301,300     329,100     383,900     423,800

     RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the "Participating Companies") participate in a noncontributory, defined benefit retirement plan (the "Retirement Plan"). Under the Retirement Plan, the monthly pension at normal retirement (age 65) is calculated using a formula providing a single life monthly benefit equal to (1) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (2) 0.5% of final average monthly earnings which exceed a 35 year average social security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age 62) are permitted under the plan, (1) on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan) equals or exceeds 70, or (2) when the participant has attained 30 years of credited service. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. Average monthly earnings are calculated based on an individual's base salary only. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

     The Supplemental Retirement Plan is also maintained which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

     The table above illustrates the total estimated annual normal retirement pension benefits including the Supplemental Retirement Plan amounts, if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. Retirement benefits are not subject to any deduction for social security or other offset amounts. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 62. Benefit amounts are computed on a straight life annuity basis.

     As of December 31, 1994, the credited years of service (rounded to the nearest whole year) for the Named Executive Officers are as follows: Mr. Glancy, 32 years; Mr. Ewing, 23 years; Mr. McCrackin, 39 years; Mr. Bhargava, 20 years and Mr. Schiffer, 18 years.

     SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's Named Executive Officers and certain other officers of the Participating Companies currently participate in a Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse are 50% of the employee's final salary until such time as the employee would have reached age 65; thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (1) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of ten years after age 62; or (2) other available post retirement benefits which are actuarially equivalent to the ten-year payment option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Dale A. Johnson, Mr. Thomas H. Jeffs II and Ms. Helen O. Petrauskas serve on the Compensation Committee of MCN. Mr. Jeffs is an executive officer of NBD Bancorp and its principal subsidiary, NBD Bank. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD Bancorp and NBD Bank.

     MCN prohibits an officer-director of MCN from serving on the compensation committee of an unaffiliated corporation if an officer-director of the unaffiliated corporation serves on the MCN Compensation Committee. Also, no director of MCN can serve on the MCN Compensation Committee if he or she is an officer-director of an unaffiliated corporation on whose Compensation Committee one or more officer-directors of MCN serve. Mr. Jeffs' service on the MCN Compensation Committee and Mr. Glancy's service as a Director of NBD Bancorp and NBD Bank, are consistent with the MCN policy.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") establishes MCN's strategic compensation objectives. The Committee then monitors and evaluates the design and effectiveness of MCN's executive pay programs against those objectives. For 1994, under Committee review, MCN's executive compensation programs were administered to continue to link executive pay with MCN's strategic direction and Company objectives. Specifically, the Committee broadened the market for compensation purposes, and evaluated the diversified energy market in view of MCN's further transition to a diversified energy company. Following is a summary of MCN's current executive compensation objectives:

OBJECTIVES & METHODOLOGY:

     The primary and overriding objective is to provide a total compensation package that allows MCN to attract, retain and motivate executive employees. In doing so,

      - MCN establishes total compensation opportunity (base salary plus annual incentive and long-term incentive) at competitive levels.

           - Base salary levels are generally set between the 40th and 65th percentile relative to peer companies.

           - Total compensation opportunity can exceed that of peer companies (90th percentile) when MCN performance warrants.

             The traditional methodology used to determine market competitiveness is an annual survey of MCN's peer companies(1) as well as analysis of national and industry executive compensation data. As mentioned above, in 1994 the Company expanded its market analysis methodology to incorporate a broader view of the diversified energy market(2). This expansion is essential to provide a more complete assessment of MCN's comparative position relative to the market the Company is transitioning to. This is especially important in assessing the overall pay levels of MCNIC, the diversified services segment of the organization.

      - Performance, both Company and individual, drive total compensation levels.

           - Overall executive effectiveness, assessed against a set of objectives, determines base pay increases.

           - Annual incentives relate to attaining financial, operating, and individual objectives.

           - Long-term incentives relate to creating shareholder value.
- -------------------------
(1) Peer Companies are: Atlanta Gas Light, Brooklyn Union Gas, CMS Energy, Columbia Gas Systems, Consolidated Natural Gas, Detroit Edison, Equitable Resources, Laclede Gas, National Fuel Gas, NICOR, Noram Energy (Arkla), Peoples Energy Corp., Southwest Gas, Washington Gas Light, and WICOR.

(2) Diversified energy companies include: Brooklyn Union Gas Company, CMS Energy Inc., Columbia Gas Systems, Consolidated Natural Gas, Enron, Equitable Resources, National Fuel Gas, Noram Energy (Arkla), Panhandle Eastern Corp, Sonat Inc., Transco Energy Co., Valero Energy Corp., and Williams Gas.

      - Variable ("incentive") compensation opportunity is set at levels to put a significant percentage of executive compensation at risk relative to Company performance, thus linking executive and shareholder interests. Current programs put approximately 50% of Chairman & CEO's compensation at-risk.

      - Program design encourages and increases stock ownership by executives to better align their interests with those of shareholders. Currently, any awards under the long-term incentive plan are to be paid out 50% in stock with a requirement, except for extraordinary circumstances, that the executives retain ownership while employed by the Company or any of its affiliates.

      - All components of executive compensation programs are communicated to participating executives to insure they understand the opportunity (and the risks) available based on performance, thus increasing the motivational impact of the plans.

ROLE OF THE COMMITTEE:

     Specifically, the Committee makes recommendations to the Board of Directors on the compensation levels of all officers of MCN, MCNIC and MichCon, and reviews the aggregate recommendations for base pay, annual incentive awards and long-term incentive awards for the other senior executives of the Company. In addition, the Committee has oversight responsibility for all the Company's compensation programs to ensure that they are aligned with the strategic direction and objectives of the Company.

     In fulfilling these responsibilities, the Committee utilizes the internal compensation function and outside consultants to:

      - Research and summarize pay and incentive practices of peer companies, industry averages and other benchmarks.

        This year, the Committee through MCN's executive compensation staff, utilized Hewitt Associates in evaluating the pay practices and levels of the broader diversified energy market in addition to MCN's traditional peer company mix.

      - Develop and recommend annual merit program and long and short-term incentive award parameters.

SPECIFIC DISCUSSION ON THE COMPONENTS OF EXECUTIVE COMPENSATION:

     The components of an MCN executive's direct compensation consist of base salary, annual incentives and long-term incentives. These are discussed below:

          BASE SALARY -- The base salary of an executive is established when entering the position, based on the individual's experience, internal equity and external market comparison. In 1995, the Company further strengthened its' focus on the market by removing executives from the traditional merit program and began to manage pay strictly on the basis of the market. The intent of this shift was to change the expectation of executives away from moderate annual increases to one where larger increases are granted less frequently (based on the executive's contribution and their salary relative to benchmark jobs in the market) and toward a greater focus on incentive compensation.

          In February 1995, the Committee found, using the market data developed by Hewitt Associates, that Mr. Alfred R. Glancy III's salary was at the 17th percentile of the broader diversified energy company market. Based on these factors, the Committee determined to increase the base salary of Mr. Glancy to $575,000, which represents a 27.8% increase in his base salary. This increase places Mr. Glancy's base salary at the 52nd percentile of the market. The majority of MCN, MichCon and MCNIC officers did not receive increases in base salary in 1995. Eight other MCN, MichCon and MCNIC officers, including Messrs. Bhargava and Schiffer, who received base salary increases based on the same market data are not expected to receive further increases in 1996.

          The Committee, in developing these recommendations, reviewed not only the market for these increases, but also considered the scope and role of the executive within the organization. In addition, the Committee factored in the executives' contribution and results. Finally, the Committee reviewed the base salary to incentive compensation and total compensation levels compared to the market.

          INCENTIVE AWARDS -- Short-term incentive awards are based on the Company's return on equity and operational performance targets. Long-term awards are based on the relative financial performance of MCN compared to peer companies. Both are discussed below.

             SHORT-TERM INCENTIVES ("THE ANNUAL PERFORMANCE PLAN") -- Payout under the Company's annual performance plan is based on the performance of the Company and the individual executive's performance, as measured against goals established by the Committee prior to the start of the fiscal year.

             In 1994, the measures of Company performance used in determining annual incentive awards were as follows:

             - For MichCon executives, the achievement of combined financial and operating goals. Specifically for 1994:

                Authorized rate of return -- weighted 70%.

                Customer Satisfaction -- weighted 20% (measured through point-of-service survey).

                Employee Satisfaction -- weighted 10% (measured through an annual employee survey).

             - for MCNIC, the achievement of targeted return on equity.

             - for MCN, the weighted combination of MichCon and MCNIC results.
               Weighting is determined annually by the Committee prior to the start of the fiscal year. For 1994, the weighting was 75% MichCon and 25% MCNIC.

             In 1994, the target award opportunity for the Chairman & CEO was 35% of base salary. Target awards for the 96 other executives ranged from 15% to 40%. The adjusted award could be more or less than the target award depending on the achievement of the Company's performance measures discussed above. Actual payout of the award is based on individual performance and may vary from 0 to 125% of the adjusted award amount. Individual performance is measured using a combination of sources including:

             - the performance appraisal to measure specific accomplishments and results, and

             - leadership abilities and the executive's fiscal responsibility.

             MichCon's performance in 1994, using the above measures, resulted in an adjusted incentive award fund equal to 122% of the target payout. MCNIC's performance in 1994, using the above measure, resulted in an adjusted incentive award fund equal to 201% of the target payout. The weighted performance of these two MCN subsidiaries resulted in an MCN adjusted incentive award fund equal to 142% of the target payout. For Chairman and CEO, Alfred R. Glancy III, this produced an adjusted award of 49.6% of his 1994 base salary and an actual award of $268,000 or 59.6% of his 1994 base salary.

             In 1994, the Annual Performance Plan for executives was expanded to include all MCN Corporate staff and MCNIC employees. Employees are eligible to receive awards using the same funding criteria as executives. MichCon non-executive employees including a majority of those covered by Collective Bargaining Agreements continue to participate in the MichCon Employee Incentive Program introduced in 1993. Awards under this program are paid on the basis of both overall Company and specific department performance.

             As a result of the overall compensation review of the market, the Committee, in 1995, adjusted the target award opportunity for the Chairman & CEO to 55% of base salary. Target awards for other executives were also raised 5 to 10 percentage points and range from 15% to 50% of base salary.

             LONG-TERM INCENTIVES ("PERFORMANCE UNIT PLAN") -- In late 1992, the Company redesigned its Long-Term Incentive Program to encourage a more strategic focus on long-term performance from a shareholder perspective, to place a larger portion of long-term incentives at-risk and increase the retention of stock issued under the plan.

             This program awards performance units to executives based on total shareholder return covering a six-year period, as compared to the peer company group described earlier. This period is divided into two parts. The first three years determines the initial grant of performance units. Participants receive dividend equivalents on the performance units during the subsequent three-year period. The initial grant is adjusted upward or downward based upon performance over the subsequent three-year period. The final award, if any, will be paid 50% in cash and 50% in stock that must be retained, except for extraordinary circumstances, while the participant is an employee of the Company. Both the initial grant and the final award are based on MCN's performance ranking within its peer group using the following:

        PERFORMANCE
          RANKING                                PERCENT OF
        (QUARTILE)                             STANDARD AWARD
        -----------                            --------------
                                                125% - 200%
        First.............................
                                                 75% - 150%
        Second............................
                                                 25% - 100%
        Third.............................
                                                 0% -  50%
        Fourth............................

             Individual standard awards are based on the impact of the executive's position to corporate success and to the size of the standard grant (at current market value) compared to 1995 salary to achieve an appropriate relationship between base pay and incentive opportunity. In late 1994, the standard award level for executives were adjusted to reflect MCN's 2 for 1 stock split in November 1994. The standard award for the Chairman & CEO is now set at 16,000 performance units. In addition, the Company extended the program one level further down into the organization to create a new "entry level" of executive compensation that recognizes the contributions of key middle management and individual contributors, as well as the external compensation market place. In addition, the Committee authorized discretionary awards for exempt salaried employees generally on a one time basis, up to 300 performance units. The standard awards for all other participating executives range from 0 to 10,000. This design is intended to meet the Company's compensation objectives by providing both risk and reward potential tied to competitive performance as measured by total return to shareholders.

             For the three-year period 1992-1994, MCN's total return to shareholders was 72.2% which placed the Company at the top of its peer group and was approximately 400% of the average for the peer group. Using the program guidelines above and considering MCN's top ranking, the Committee granted awards at 200% of the standard award level. For Chairman & CEO, Alfred R. Glancy III, the Committee granted 32,000 performance units.

             These units may be as much as doubled or forfeited completely based on how MCN's total shareholder return compares to peer companies, using the above scale based on the total shareholder return for the 1995-1997 period.

TREATMENT OF INDIVIDUAL EXECUTIVE'S COMPENSATION EXCEEDING $1 MILLION ANNUALLY

     In 1994, the Company adopted a plan requiring covered executives who receive more than $1 million in compensation in any calendar year to defer the excess until he or she leaves the Company. This excess amount is placed in an account in which the value is adjusted in terms of MCN Common Stock at prevailing market prices. Executives receive dividend equivalents on 50% of the common stock units deferred.

OTHER COMPENSATION MATTERS

     The Compensation Committee reviewed and authorized the Special Retention Agreement for Mr. Bhargava described on page 15.

CONCLUSION

     We believe that MCN's Executive Compensation programs closely align each executive's total compensation potential with individual and Company performance and shareholder returns, while providing a balanced compensation mix between base pay and incentives that is market and performance driven. We believe these programs will allow MCN to attract, retain and motivate executive employees. It is the Compensation Committee's intent to ensure that these alignments continue into the future and to review and refine the Company's pay and incentive programs to reflect this objective.

THE COMPENSATION COMMITTEE

Dale A. Johnson, Chairman
Thomas H. Jeffs II
Helen O. Petrauskas

PERFORMANCE GRAPH

                   COMPARISON OF $100 INVESTED IN MCN STOCK
                             SINCE DECEMBER 1989
                          WITH DIVIDENDS REINVESTED

                               12/89          12/90           12/91           12/92            12/93             12/94
                               -----          -----           -----           -----            -----             -----
MCN                           $100.00         $99.25         $121.26         $164.18          $194.42          $210.71
S&P 500                       $100.00         $96.82         $126.42         $136.14          $149.74          $151.67
S&P UTILITY                   $100.00         $97.25         $111.58         $120.67          $138.12          $127.07
PEER GROUP                    $100.00         $96.39         $ 98.65         $111.23          $125.88          $111.66
- -------------------------

(1) The above graph compares the performance of MCN Corporation with that of a broad equity market index, the S&P 500 Composite, and a published industry specific index, the S&P Utilities Composite. Also included is the performance of the peer group of companies used in connection with the Company's long-term incentive plan. These peer companies include the following: Atlanta Gas Light, Brooklyn Union Gas, CMS Energy, Columbia Gas Systems, Consolidated Natural Gas, Detroit Edison, Equitable Resources, Laclede Gas, National Fuel Gas, NICOR, Noram Energy (Arkla), Peoples Energy Corp., Southwest Gas, Washington Gas Light, and WICOR.

(2) The returns for each company included in the peer group are weighted according to the company's stock market capitalization at the beginning of each month.

PROPOSAL 2 -- APPROVAL TO AMEND THE MCN CORPORATION STOCK INCENTIVE PLAN TO
              INCREASE THE NUMBER OF SHARES OF MCN COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THE PLAN

     At the 1989 Annual Meeting of Shareholders, shareholders approved the MCN Corporation Common Stock Incentive Plan (the "Plan") and the issuance of up to 1,200,000 shares (on a post-split basis) of MCN Common Stock, thereunder. As of December 31, 1994, 862,160 shares remain available for issuance. However, additional shares will be required under the MCN Performance Unit Plan adopted in 1993. That plan provides stock-based compensation to a broader group of key employees than prior plans. Currently, 114 employees participate in the Performance Unit Plan compared with 19 employees who had participated in the Restricted Stock Plan which it replaced. Commencing in 1996 the initial grants of performance units will be finalized and shares of the MCN Common Stock may be issued. At February 28, 1995, 977,116 performance units were outstanding. The MCN Board proposes to amend the Plan to increase the number of authorized shares available for distribution under the Plan.

     The purpose of the Plan is to promote the success of the Company by providing a method whereby key employees of the Company and its subsidiaries may be awarded incentive compensation for services rendered and encouraged to invest in MCN Common Stock thereby increasing their proprietary interest in the Company's business and encouraging them to remain in the employment of the Company and its subsidiaries. This increases their personal interest in the continued success and progress of MCN.

     If this proposal is approved by the Company's shareholders, the aggregate number of shares of MCN Common Stock with respect to which Options, Stock Appreciation Rights, Awards and Performance Units may be granted under the Plan in any calendar year, shall not exceed one-percent of the shares of common stock outstanding on the first day during the calendar year on which the award is granted. Provided, however, that the number of Options, Stock Appreciation Rights, Awards and Performance Units that may be issued under the Plan subsequent to February 27, 1995 may not exceed 5% of the number of shares issued and outstanding on that date (approximately 3,000,000 shares), which may be adjusted for stock splits or other changes in the capital structure affecting MCN Common Stock. In addition, no Option or Award shall be granted under the Plan after March 1, 2005.

     THE MCN BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THIS
PROPOSAL.

PROPOSAL 3 -- SELECTION OF AUDITORS

     The MCN Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of MCN and its subsidiaries for the year ending December 31, 1995 and is submitting its choice for ratification by shareholders. Deloitte & Touche LLP, or its predecessors, has served as MCN's auditors since 1988 and MichCon's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the MCN Board will appoint another firm as the independent auditors for the year ending December 31, 1995.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1995.

OTHER PROXY MATTERS

VOTING

     Michigan law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholders approval. The director nominees must receive a plurality of the votes cast at the meeting, therefore abstentions will not affect the election of directors. The ratification of the amendment to the MCN Corporation Stock Incentive Plan must be approved by a majority of votes present, or represented and entitled to vote at the meeting, therefore abstentions will have the same legal effect as votes against the matter. The selection of the Company's auditors must be approved by a majority of the votes cast at the meeting, therefore abstentions will not affect the selection of the Company's auditors.

     Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares on behalf of their customers (shares held in street name), have the authority to vote on certain items when they have not received instructions from beneficial owners. However, brokers are not authorized to vote on "non-routine" matters if they do not receive instructions from beneficial owners ("Broker Non-votes"). Under NYSE rules, all the matters presently before the meeting are "routine" matters, therefore brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customer who does not furnish voting instructions. If a "non-routine" matter comes before the meeting, Broker Non-votes will not be treated as votes cast in determining the outcome of the vote.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by MCN and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MCN and its subsidiaries who will not be additionally compensated therefor. The firm of Corporate

Investor Communications, Inc. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $6,000. MCN will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of MCN Common Stock.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in MCN's 1996 proxy statement for presentation at the 1996 Annual Meeting of Shareholders must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226, no later than November 6, 1995. Other shareholder proposals concerning business to be conducted at MCN's annual meeting must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226 not earlier than January 27, 1996 nor later than February 26, 1996.

500 Griswold Street
Detroit, Michigan 48226

/X/ PLEASE MARK YOUR                                                  | 4769
    VOTES AS IN THIS EXAMPLE.                                         |_____

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2 AND 3.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2 AND 3.


1.  Election of  FOR  WITHHELD   FOR ALL  2.  Approval to amend  FOR  AGAINST  ABSTAIN   3.  Ratification of  FOR  AGAINST  ABSTAIN
    Directors                     EXCEPT      the MCN Corporation / /   / /      / /         Deloitte & Touche / /   / /       / /
                 / /    / /       / /         Stock Incentive Plan                           LLP as independent
                                              to increase the number                         auditors for the
                                              of shares of MCN                               year ending
                                              Common Stock                                   December 31, 1995.
                                              authorized to be
NOMINEES:                                     issued under the plan.                     4.  In their
THOMAS H. JEFFS II, ARTHUR                                                                   discretion the
L. JOHNSON, DALE A. JOHNSON                                                                  Proxies are
AND WILLIAM K. MCCRACKIN                                                                     authorized to vote
                                                                                             upon such other
IF YOU DO NOT WISH YOUR SHARES                                                               business as may
VOTED "FOR" A PARTICULAR NOMINEE,                                                            properly come
MARK THE "FOR ALL EXCEPT" BOX                                                                before the meeting
AND STRIKE A LINE THROUGH THE                                                                or adjournment
NOMINEE(S) NAME.  YOUR SHARES                                                                thereof.
WILL BE VOTED FOR THE REMAINING
NOMINEE(S).                                                                                  Mark box at right  / /
                                                                                             to request that an
                                                                                             Attendance Card to
                                                                                             the Annual Meeting
                                                                                             be sent to you.

                                                                                             Mark box at right  / /
                                                                                             if comments have
                                                                                             been noted on the
                                                                                             reverse side of
                                                                                             this card.

                                                                                             Please sign
                                                                                             exactly as name
                                                                                             appears hereon.
                                                                                             Joint owners
                                                                                             should each sign.
                                                                                             When signing as
                                                                                             attorney,
                                                                                             executor,
                                                                                             administrator,
                                                                                             trustee or
                                                                                             guardian, please
                                                                                             give full title
                                                                                             as such.


                                                                                             ____________________
                                                                                             ____________________
                                                                                             SIGNATURE(S)   DATE

- ---------------------------------------------------------------------------------------------------------------------
                                                                                             FOLD AND DETACH HERE



                              [MCN CORPORATION LOGO]

                                 500 GRISWOLD
                           DETROIT, MICHIGAN 48226

Dear Shareholder:

Your vote is very important to the successful conduct of the company's business. I strongly encourage you to exercise your right to vote your shares. We must receive your vote prior to the Annual Meeting of Shareholders on April 27, 1995.

Please mark the boxes on the proxy card to indicate how you wish to vote your shares. Then sign, date and detach the card and return it in the enclosed postage-paid envelope. If you expect to attend the Annual Meeting, please mark the appropriate box above and an Attendance Card will be mailed to you prior to the meeting.

We, as always, welcome your comments on how informative you have found our Proxy Statement, Annual Report and other financial reports, including how well we are doing as a management team. Please write your comments on the back side of this proxy card and mark the appropriate box above.

We look forward to meeting you if you are able to attend the Annual Meeting and thank you for promptly returning your proxy card.

Sincerely,


/S/ ALFRED R. GLANCY III
Alfred R. Glancy III
Chairman, President
& Chief Executive Officer

                               [MCN CORPORATION  LOGO]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN CORPORATION


P
R       The undersigned, having received the proxy soliciting material relative
O       to the Annual Meeting, hereby (i) appoints Alfred R. Glancy III,
X       William K. McCrackin and Daniel L. Schiffer, or any one of them, as
Y Proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of MCN Corporation owned of record by the undersigned, and (ii) directs Putnam Fiduciary Trust Company, Trustee under the MichCon Savings and Stock Ownership Plan and Trustee under the MichCon Investment and Stock Ownership Plan, to vote in person or by proxy all shares of Common Stock of MCN Corporation allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 1995 Annual Meeting of Shareholders to be held at the Company's Headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on April 27, 1995 at 1:00 p.m. Eastern Daylight Savings Time, and any adjournments thereof, unless otherwise specified herein. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and are further authorized to vote on other matters which may properly come before the 1995 Annual Meeting and any adjournments thereof.

                          DO YOU HAVE ANY COMMENTS?

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                             FOLD AND DETACH HERE